UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2012

GOLDEN GLOBAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54528	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17412 105th Avenue, Suite 201, Edmonton, Alberta, Canada	T5S 1G4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(780) 443-4652

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective July 25, 2012, we appointed Raja Arian Abbasi as Vice President of Operations of our company.

Also effective July 25, 2012, we increased the number of directors on our company’s board of directors to two (2) and appointed Raja Arian Abbasi to fill the ensuing vacancy.

Effective August 1, 2012, we appointed Kami Munyakazu, as Vice President of African Operations of our company.

Raja Arian Abbasi

Since 1998 to present, Raja Arian Abbasi has been a principal officer at Aria Capital, a company that specializes as a real estate and financial advisor to enhance clients’ value of their projects.  Through these projects, Mr. Abbasi has been a chief negotiator/business consultant, chief operating officer and chief development advisor for numerous companies.  From January 2000 to January 2010, he was a chief operating officer at MRR Developments, a company that specializes in land developments and real estate investments in Edmonton, Alberta.  Mr. Abbasi was responsible for administrating the development of a 144 acre industrial sub-division, all legal issues and the marketing and sales aspects of the company.  From June 2006 to September 2008, he was a chief development advisor at Focused Money, wherein Mr. Abbasi managed the company’s development projects by coordinating the engineering, planning, municipal, financial and other arising matters associated with the projects.

Mr. Abbasi acquired a Bachelor of Science in Human Biology from the University of Toronto in 1990 and earned a Master of Business Administration from the University of Alberta in 1994.

We appointed Raja Arian Abbasi as Vice President of Operation and as a director of our company because of his strategic management experience and his ability to raise capital.

Kami Munyakazu

From 1988 to 1996, Mr. Munyakazu was employed with Oasis Diamond, a company that specializes in evaluating, testing and trading minerals in Africa.  His duties included drafting proposals to potential clients and maintaining the company’s legal paperwork.  He also managed the company’s day-to-day transactions including the delivery of the minerals to clients.

From 1996 to 2004, Mr. Munyakazu was a representative at VR Promotions for the East African region, a company that specializes in developing marketing strategies for minerals such as gold, diamonds and sapphires.  He was responsible for providing assistance in all areas of trade such as processing international and domestic trades to providing support where needed.  He also acted as the company’s negotiator in collective bargaining involving multiple traders.

Currently, Mr. Munyakazu has been a community rehabilitation worker in Saint Albert, Alberta.  His duties and responsibilities include assisting in evaluating the effectiveness of treatment programs and implementing behavior management programs for individuals with physical disabilities, mental health disabilities, and/or learning disabilities.

We appointed Kami Munyakazu as Vice President of African Operations because of his extensive knowledge of the mineral industry in Africa.

There have been no other transactions since the beginning of its last fiscal year or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Munyakazu neither Mr. Abbasi have nor will have a direct or indirect material interest which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GLOBAL CORP.

	By:	/s/ John Robert Hope
John Robert Hope
President and Director
Date: August 20, 2012